Exhibit 10.1

MODUSLINK GLOBAL SOLUTIONS, INC.

PREFERRED STOCK PURCHASE AGREEMENT

DECEMBER 15, 2017

TABLE OF CONTENTS

PAGE

ARTICLE I. DEFINITIONS	1
1.1 Definitions	1
ARTICLE II. PURCHASE AND SALE	7
2.1 Purchase and Sale of the Securities	7
2.2 Closing	7
2.3 Closing Deliveries	7
ARTICLE III. REPRESENTATIONS AND WARRANTIES	8
3.1 Representations and Warranties of the Company	8
3.2 Representations and Warranties of the Purchaser	15
ARTICLE IV. OTHER AGREEMENTS OF THE PARTIES	16
4.1 Legends	16
4.2 Dilution	17
4.3 Reservation and Listing of Securities	18
4.4 Conversion Procedures	18
4.5 Securities Laws Disclosure; Publicity	18
4.6 Use of Proceeds	19
4.7 Covenants	19
4.8 No Impairment	21
4.9 Indemnification	21
4.10 Shareholders Rights Plan	22
4.11 Access	22
4.12 Amendments to Transaction Documents	22
4.13 Further Assurances	22
4.14 Best Efforts	23
4.15 Stockholder Approval	23

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ARTICLE V. CONDITIONS	23
5.1 Conditions Precedent to the Obligations of the Purchaser	23
5.2 Conditions Precedent to the Obligations of the Company	24
ARTICLE VI. REGISTRATION RIGHTS	25
6.1 Piggyback Registration Requirements	25
6.2 Registration Expenses	28
6.3 Registration on Form S-3	28
6.4 Registration Period	28
6.5 Indemnification	29
6.6 Contribution	30
ARTICLE VII. MISCELLANEOUS	31
7.1 Fees and Expenses	31
7.2 Entire Agreement	31
7.3 Notices	32
7.4 Amendments; Waivers	32
7.5 Construction	33
7.6 Successors and Assigns	33
7.7 No Third-Party Beneficiaries	33
7.8 Governing Law; Venue; Waiver of Jury Trial	33
7.9 Survival	34
7.10 Execution	34
7.11 Severability	34
7.12 Rescission and Withdrawal Right	34
7.13 Replacement of Securities	34
7.14 Remedies	34
7.15 Payment Set Aside	35
7.16 Adjustments in Share Numbers and Prices	35
7.17 Construction	35
7.18 Legal Counsel	35

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PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement is entered into and dated as of December 15, 2017 (this “Agreement”), by and between ModusLink Global Solutions, Inc., a Delaware corporation (the “Company”), and SPH Group Holdings LLC (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, and rules promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share, pursuant to the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1              Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the first Person. Without limiting the foregoing with respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Breach Event” shall have the definition set forth in the Certificate of Designations.

“Business Day” means any day except Saturday, Sunday and any day which is a U.S. federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of ModusLink Global Solutions, Inc. in the form attached hereto as Exhibit A.

“Claim” is defined in Section 3.1(n).

“Closing” is defined in Section 2.2.

“Closing Date” is defined in Section 2.2.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission.

“Committee Counsel” means Littman Krooks LLP, counsel to the Special Committee.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified or converted.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Company” is defined in the Preamble hereto.

“Company Bylaws” is defined in Section 3.1(a).

“Company Certificate” is defined in Section 3.1(a).

“Company’s Knowledge” means the actual knowledge, as of the date of this Agreement, of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after reasonable inquiry.

“Contracts” means, with respect to any Person, any agreement, undertaking, franchise, permit, lease, loan, license, guarantee, understanding, commitment, contract, note, bond, indenture, mortgage, deed of trust or other obligation, instrument, document, agreement or other arrangement of any kind (written or oral) to which such Person is a party or by which such Person, or any material amount of such Person’s property, is bound.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” is defined in the Certificate of Designations and, whenever referred to in this Agreement, the term “Conversion Price” shall refer to the Conversion Price as then in effect under the Certificate of Designations.

“Convertible Notes” means the 5.25% Convertible Senior Notes due 2019 of the Company.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Debt” is defined in Section 3.1(n).

“DTC” is defined in Section 4.1(c).

“Eligible Market” means any of the following: the Principal Market, the New York Stock Exchange, the NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Capital Market or the OTC Bulletin Board.

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“Evaluation Date” is defined in Section 3.1(m).

“Event” is defined in Section 6.1(b)(v).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“First Meeting” is defined in Section 4.15(b).

“GAAP” is defined in Section 3.1(h).

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Holder” and “Holders” shall include the Purchaser and any permitted transferee or transferees of Registrable Securities (as defined below) which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement; provided that neither such Person nor any Affiliate of such Person is registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended, or a member of the Financial Industry Regulatory Authority.

“Holder Representative” is defined in Section 6.1(e).

“Indebtedness” of any Person means (i) all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by guarantee of such indebtedness, agreement to purchase indebtedness of, or to supply funds to or invest in, others), (ii) any direct or contingent obligations of such Person arising under any letter of credit (including standby and commercial), bankers acceptances, bank guaranties, surety bonds and similar instruments, (iii) all indebtedness secured by any Lien existing on property or assets owned by such Person and (iv) any shares of capital stock or other securities having a redemption feature; provided that the Preferred Stock, and any obligations due in respect thereof in accordance, as applicable, with the Certificate of Designations shall not be deemed to be Indebtedness pursuant to this definition.

“Indemnified Party” is defined in Section 6.5(c)(i).

“Indemnifying Party” is defined in Section 6.5(c)(i).

“IRS” is defined in Section 3.1(m)(iv).

“Liens” is defined in Section 3.1(e).

“Losses” means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including loss of value), judgments, awards, settlements, taxes, actions, obligations and costs and expenses in connection therewith (including, without limitation, interest, court costs and reasonable fees and expenses of attorneys, accountants and other experts, or any other expenses of litigation or other Proceedings or of any default or assessment).

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“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated by the Transaction Documents, or on the authority or ability of the Company to perform its obligations under the Transaction Documents; provided, however, that no effect(s) arising out of or resulting from any of the following will, in and of itself, constitute a Material Adverse Effect (provided, that, with respect to clauses (i), (ii), (iii) and (iv), any effect does not disproportionately adversely affect the Company or its Subsidiaries compared to other companies of similar size operating in the industry in which the Company and its Subsidiaries operate): (i) general economic conditions; (ii) conditions generally in the securities markets, financial markets or currency markets; (iii) political conditions or acts of war, sabotage or terrorism; and (iv) acts of God, natural disasters, weather conditions or other calamities.

“Material Contract” means (A) any agreement which requires future expenditures by the Company or any Subsidiary in excess of $500,000 or which might result in payments to the Company or any Subsidiary in excess of $500,000; (B) any purchase or task order which might result in payments to the Company or any Subsidiary in excess of $500,000; (C) any employment agreements (not including at-will employment letters with employees), (D)  any agreement that is or would be required to be filed as an exhibit to the SEC Documents pursuant to Item 601(b)(10) of Regulation S-K of the Commission, and (E) any Contract the violation of which, or default under which, by the Company or any Subsidiary, on the one hand, or the other party(ies) to such Contract, on the other hand, could reasonably be expected to result in a Material Adverse Effect.

“Options” means any rights, warrants or options to, directly or indirectly, subscribe for or purchase Common Stock or Convertible Securities.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registration Statement” is defined in Section 6.1(a).

“Preferred Shares” means the shares of Preferred Stock to be sold and issued by the Company to the Purchaser in accordance with and subject to the terms and conditions of this Agreement.

“Preferred Stock” means the Series C Convertible Preferred Stock of the Company, par value $0.01 per share, and all securities into which such preferred stock may be reclassified or converted (other than the Common Stock).

“Principal Market” means The NASDAQ Global Market.

“Proceeding” means an action, claim, suit, inquiry, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s Knowledge, threatened.

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“Prohibited Issuance” means the issuance of: (A) any shares of Common Stock at a purchase price less than the then-existing Conversion Price or the issuance of any Common Stock Equivalents with a conversion price or exercise price less than the then-existing Conversion Price, except under any stockholder approved equity incentive plan; (B) any Common Stock Equivalents consisting of Indebtedness that is convertible into or exchangeable or exercisable for Common Stock; (C) any preferred stock of the Company that is senior to or pari passu with the Preferred Stock with respect to rights, preferences or privileges as to dividends, liquidation preference or redemption or contains a greater than 1x liquidation preference or is a “participating” preferred stock; (D) any shares of Common Stock or Common Stock Equivalents to the extent the effective purchase or conversion price or the number of underlying shares floats or resets or otherwise varies or is subject to adjustment (directly or indirectly) based on market prices of the Common Stock; or (E) any warrants or other rights to purchase Common Stock that, when valued on a black scholes basis, decreases the exercise price for such warrants or other rights below the then-existing Conversion Price.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Price” is defined in Section 2.1.

“Purchaser Counsel” or “Olshan” means Olshan Frome Wolosky LLP, counsel to the Purchaser.

“Purchaser” is defined in the Preamble hereto.

“Records” is defined in Section 6.1(d).

“register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means all Underlying Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means any registration statements on Forms S-1 or S-3 required to be filed under Section 6.1, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

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“Registration Expenses” shall mean all expenses to be incurred by the Company in connection with each Holder’s registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

“Regulation D” shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

“Related Person” is defined in Section 4.9.

“Required Approvals” is defined in Section 3.1(e).

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Documents” has the meaning set forth in Section 3.1(h).

“Securities” means the Preferred Shares and the Underlying Shares issued or issuable (as applicable) to the Purchaser pursuant to the Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Holder not included within “Registration Expenses”.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X.

“Special Committee” means the special committee of independent directors of the Board of Directors of the Company established to evaluate the terms and conditions of the transactions set forth herein.

“Stockholder Approval” is defined in Section 4.15(a).

“Solvent” is defined in Section 3.1(n).

“Subsidiary(ies)” means at any time, any Person (other than a natural person or Governmental Authority) which the Company (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than a majority of the capital stock or equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person.

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“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

“Trading Market” means The NASDAQ Global Market or any other primary Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Certificate of Designations, and any other documents, certificates or agreements executed or delivered in connection with the transactions contemplated hereby.

“Underlying Shares” means the shares of Common Stock issued or issuable (i) upon conversion of the Preferred Stock and (ii) in satisfaction of any other obligation or right of the Company to issue shares of Common Stock pursuant to the Transaction Documents (including upon payment of any dividends in Common Stock to the holders of Preferred Stock to the extent specifically permitted by the Certificate of Designations), and in each case, any securities issued or issuable in exchange for or in respect of such securities.

“8-K Filing” is defined in Section 4.5.

ARTICLE II.
PURCHASE AND SALE

2.1              Purchase and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell and issue to the Purchaser, at the Closing, the Preferred Shares in the amounts set forth opposite the Purchaser’s name on Schedule A hereto for the aggregate purchase price set forth opposite the Purchaser’s name on Schedule A hereto under the headings “Number of Preferred Shares.” The purchase price for each Preferred Share shall be One Thousand Dollars ($1,000) (the “Purchase Price”).

2.2              Closing. The purchase and sale of the Preferred Shares pursuant to the terms of this Agreement (the “Closing”) shall take place at the offices of Olshan Frome Wolosky LLP in New York City, New York, at 10:00 A.M. (New York City time) on the date each of the conditions set forth in Section 2.3 and Article 5 have been satisfied, or at such other time and place as the Company and the Purchaser mutually agree upon in writing (the “Closing Date”).

2.3              Closing Deliveries.

(a)                  At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)            a stock certificate representing the Preferred Shares registered in the name of the Purchaser (or one or more of its assignees or designees), in the amount indicated opposite the Purchaser’s name on Schedule A hereto, in proper form for transfer, and with any required stock transfer stamps affixed thereto;

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(ii)          the Certificate of Designations, together with confirmation of filing and effectiveness with the Secretary of State of the State of Delaware;

(iii)         a certificate dated as of the Closing Date and signed by the Chief Executive Officer of the Company certifying as of the Closing Date (i) as to the fulfillment of each of the conditions set forth in Section 5.1 and (ii) that no Breach Event, or event which, with the giving of notice or the passing of time, would constitute a Breach Event, exists as of such date;

(iv)         certificates dated as of the Closing Date and signed by the Secretary of the Company certifying: (1) that attached thereto is a true and complete copy of all resolutions adopted by the Special Committee and Board of Directors authorizing the execution, delivery and performance of each of the Transaction Documents, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (2) that attached thereto are true and complete copies of the Company Certificate and Company Bylaws, and that such documents are in full force and effect; and (3) the signatures and titles of the officers of the Company executing each of the Transaction Documents; and

(v)          any other document reasonably requested by the Purchaser or its counsel.

(b)                  At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the purchase price set forth opposite the Purchaser’s name on Schedule A hereto under the heading “Aggregate Purchase Price,” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1              Representations and Warranties of the Company. The Company hereby represents and warrants to, and agrees with, the Purchaser as of the date hereof as follows:

(a)                  Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation or bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to, individually or in the aggregate result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has delivered or made available to the Purchaser true and complete copies of the Restated Certificate of Incorporation of the Company (the “Company Certificate”) and Fourth Amended and Restated Bylaws of the Company (the “Company Bylaws”), each as amended to date, and the respective certificate or articles of incorporation or bylaws or other organizational or charter documents of each Subsidiary. Each of the foregoing documents is in full force and effect. The Company has not violated any provision of the Company Certificate, the Company Bylaws or any certificate or articles of incorporation or bylaws or other organizational or charter documents of any Subsidiary, in a manner that has not been cured and that materially and adversely affects the Company.

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(b)                  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations hereunder and thereunder and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereunder and thereunder, including, without limitation, the issuance of the Preferred Shares and the reservation for issuance and the issuance of the Underlying Shares, have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, or its Board of Directors or stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

(c)                  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the Subsidiaries and the consummation by them of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares, and the reservation for issuance and the issuance of the Underlying Shares) do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in, or have the enforcement of the rights provided for in the Transactions Documents constitute, a change of control (including, without limitation, by being deemed to be a merger, consolidation, or other disposition of all or substantially all of the assets or businesses of the Company or any of its Subsidiaries) or similar outcome in any respect under, or give to others any rights (x) of termination, amendment, acceleration or cancellation of, or (y) to any payment (including, without limitation, any employment or severance payment) under, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority or any regulatory or self-regulatory agency to which the Company or a Subsidiary is subject (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and applicable laws of the State of Delaware), or by which any property or asset of the Company or a Subsidiary is bound or affected.

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(d)                 Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any Governmental Authority or any regulatory or self-regulatory agency or any other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, the filing of the Certificate of Designations, state and applicable Blue Sky filings, and the consents, waivers, authorizations, permits, orders, notices, filings or registrations set forth on Schedule 3.1(d) (collectively, the “Required Approvals”). To the Company’s Knowledge, the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the Required Approvals.

(e)                  Subsidiaries. The Company does not directly or indirectly control or own any interest in any other Person other than those listed in Schedule 3.1(e). The jurisdiction of organization of each Subsidiary is as set forth on Schedule 3.1(e). Except as disclosed in Schedule 3.1(e), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, claim, tax, security interest, encumbrance, right of first refusal or similar right or other restriction (collectively, “Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary have been validly issued and are duly authorized, fully paid and non-assessable and free of preemptive and similar rights.

(f)                   Issuance of the Securities. The Preferred Shares and the Underlying Shares issuable upon conversion of the Preferred Shares and any other Underlying Shares issuable pursuant to the Transaction Documents shall be duly authorized as of the Closing. As of the Closing, the Preferred Shares shall be, and any Underlying Shares when so issued in accordance with the terms of the applicable Transaction Documents will be, validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof. As of the Closing, the Preferred Shares have been, and the Underlying Shares when so issued in accordance with the terms of the applicable Transaction Documents will be, issued in compliance with applicable securities laws, rules and regulations. The issuance and sale of the Securities contemplated hereby does not conflict with or violate any rules or regulations of the Principal Market. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 100% of the aggregate of the maximum number of shares of Common Stock issuable upon conversion of all of the Preferred Shares.

(g)                  Capitalization. Immediately prior to the issuance of the Preferred Shares hereunder, the authorized capital stock of the Company consists of (i) 1,400,000,000 shares of Common Stock, of which 55,557,326 shares are issued and outstanding, (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (A) of which 140,000 shares are designated as “Series A Junior Participating Preferred Stock, of which no shares are issued or outstanding and (B) there is a sufficient amount of authorized preferred stock to issue the Preferred Shares. All of the outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as set forth in the SEC Documents, as of the date hereof, (i) there are no outstanding options (except for options granted under the Company’s existing equity incentive plans), warrants, scrip, rights to subscribe to, Common Stock Equivalents, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act except as provided herein. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement.

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(h)                  SEC Reports; Financial Statements. During the twelve (12) months prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. As of their respective filing dates, the financial statements of the Company included in the SEC Documents and, as of the respective dates delivered by the Company to the Purchaser, any other financial statements of the Company (if any) delivered by the Company to the Purchaser complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect to financial statements included in the SEC Documents. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments); as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities) which are material to the Company and not reflected in such financial statements, and no material adverse changes have occurred in the financial condition or business of the Company since the date of the most recent financial statement provided by the Company to the Purchaser or included in the SEC Documents.

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(i)                    Taxes. The Company and each of its Subsidiaries (i) has made or filed all foreign, U.S. federal and (to the Company’s Knowledge, solely with respect to state income tax returns) state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes yet to become due for the periods to which such returns, reports or declarations apply. All tax returns are true and correct in all material respects. There is no liability for any tax to be imposed upon its or any of its Subsidiaries’ properties or assets as of the date of this Agreement for which adequate provision has not been made. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. No material tax returns of the Company have been audited, and to the Company’s Knowledge, no deficiency assessment or proposed adjustment of the Company’s or the Subsidiaries material taxes is pending.

(j)                    No Material Adverse Effect; Absence of Certain Changes. Since August 1, 2017, there has been no Material Adverse Effect on the business, assets, properties, operations, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries and there is no specific fact known to the Company which would reasonably be expected to result in any Material Adverse Effect. Except as disclosed in the SEC Documents or Schedule 3.1(j), since August 1, 2017, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (ii) sold any assets, individually or in the aggregate, in excess of $500,000, (iii) had capital expenditures, individually or in the aggregate, in excess of $500,000, (iv) altered its method of accounting or the identity of its auditors, (v) incurred any liabilities (contingent or otherwise), individually or in the aggregate, in excess of $500,000, other than (A) trade payables and accrued expenses incurred in the ordinary course of business and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP (including, without limitation, the footnotes thereto) or required to be disclosed in filings made with the SEC or (vi) issued any equity securities to any officer, director or Affiliate. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company does not have pending before the Commission any request for confidential treatment of information. Neither the Company nor any Affiliate of the Company (including, without limitation, any pension plan, employee stock option plan or similar plan) has purchased or sold any securities of the Company within the 90 days preceding the date hereof. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). No event, liability, development or circumstance has occurred or exists, or, to the Company’s Knowledge, is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the Commission relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

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(k)                  Litigation. As of the date hereof, except as disclosed in the SEC Documents or listed on Schedule 3.1(k), there is no suit, claim, action, arbitration, investigation or proceeding pending or, to the Company’s Knowledge, threatened that (i) if determined adversely to the Company or any of the Company’s Subsidiaries, has had or would reasonably be expected to result in losses greater than $500,000, or (ii) could reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any outstanding order, writ, injunction, judgment, decree or arbitration ruling, award or other finding that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect

(l)                    Compliance. Except as set forth in Schedule 3.1(l), as of the date hereof, each of the Company and its Subsidiaries has complied and is in compliance with all statutes, ordinances, rules and regulations of any Governmental Authority or any regulatory or self-regulatory agency, to which the Company or a Subsidiary is subject, except for any non-compliance that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect

(m)                Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the SEC Documents, during the twelve (12) months prior to the date hereof neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

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(n)                  Solvency. No proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy or insolvency laws, nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, taken as a whole, are, as of the date hereof, and after giving effect to the transactions contemplated hereby, will be Solvent. As used herein, (x) “Solvent”, with regard to any Person, means that (a) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent, subordinated, unmatured, unliquidated and disputed liabilities, (b) such Person has sufficient capital with which to conduct its business, and (c) such Person has not incurred Debts, and does not intend to incur Debts, beyond its ability to pay such Debts as they mature, (y) “Debt” means any liability on a Claim, and (z) “Claim” means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; with respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all of the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

(o)                  Broker Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(p)                  Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, (i) no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents, and (ii) the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(q)                  Disclosure. This Agreement and the Schedules set forth herein do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(r)                   Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives. The Company further acknowledges that the Purchaser has not made any promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by the Purchaser in the Company.

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3.2              Representations and Warranties of the Purchaser. The Purchaser hereby, as to itself only, represents and warrants to the Company as follows:

(a)                  Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser. Each of the Transaction Documents to which the Purchaser is a party has been duly executed by the Purchaser and, when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(b)                  Investment Intent. The Purchaser is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any specific period of time. The Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred unless pursuant to (i) an effective registration statement under the Securities Act with respect thereto or (ii) an available exemption from the registration requirements of the Securities Act.

(c)                  Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)                 Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

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(e)                  Access to Data. The Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties made by the Company in this Agreement or any other provision in this Agreement or the right of the Purchaser to rely thereon.

(f)                   Broker Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

(g)                  No Other Representations or Warranties. Except for the representations and warranties set forth in this Section 3.2, neither the Purchaser nor any other Person makes any express or implied representation or warranty with respect to the Purchaser or with respect to any other information provided to the Company in connection with the transactions contemplated hereunder.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1              Legends.

(a)                  Certificates evidencing the Preferred Stock and, when issued, the Underlying Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they may be resold without restriction as to current public information, manner of sale or volume limitations under applicable securities laws or as otherwise provided in Section 4.1(c):

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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(b)                  The Company acknowledges and agrees that the Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser’s transferee of the pledge. No notice shall be required of such pledge, but the Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. The Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between the Purchaser and its pledgee or secured party. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)                  The legend set forth in Section 4.1(a) above shall be removed and the Company shall issue one or more certificates without such legend or any other legend to the holder of the applicable Preferred Stock or Underlying Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Preferred Stock or Underlying Shares are registered for resale under the Securities Act (provided that the Purchaser agrees to only sell such Preferred Stock or Underlying Shares when, and as permitted, by the effective registration statement permitting such resale), (ii) such Preferred Stock or Underlying Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Preferred Stock or Underlying Shares are eligible for resale under the Securities Act without regard to current public information, manner of sale or volume limitations. The Company may request an opinion of counsel to the holder of any such Preferred Stock or Underlying Shares and such other certifications as the Company shall reasonably request with respect to the legal and factual grounds for the removal of such legends. Any fees (with respect to the Company’s transfer agent, Company counsel or otherwise) associated with the removal of such legend shall be borne by the Company and the fees of any counsel to the holder shall be borne by such holder. The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Preferred Stock or Underlying Shares subject to legend removal hereunder may be transmitted by the Company’s transfer agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC.

4.2              Dilution. The Company acknowledges that the issuance of the Securities (including the Underlying Shares) will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against the Purchaser.

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4.3              Reservation and Listing of Securities. Unless the Purchaser shall otherwise consent:

(a)                  The Company shall take all action necessary to have authorized and reserved solely for the purpose of providing for the conversion of all of the outstanding Preferred Stock, such number of shares of Common Stock as shall from time to time equal to the number of shares sufficient to permit the conversion, in full, of all of the outstanding Preferred Stock in accordance with the terms of the Certificate of Designations but without regard to any conversion limitations contained therein.

(b)                  The Company shall promptly following the removal of any legends pursuant to Section 4.1(c) above, or the effectiveness of any Piggyback Registration Statement, as applicable, (i) prepare and timely file with each Trading Market an additional shares listing application covering all of the shares of Common Stock issued or issuable under the Transaction Documents, (ii) use best efforts to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as practicable thereafter, (iii) provide to the Purchaser evidence of such listing, and (iv) use best efforts to maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

4.4              Conversion Procedures. The form of Conversion Notice included in the Certificate of Designations sets forth the totality of the procedures required by the Purchaser in order for the Purchaser to voluntarily convert the Preferred Stock into Common Stock. No other information or instructions shall be necessary to enable the Purchaser to convert the Preferred Stock into Common Stock. The Company shall honor all conversions of the Preferred Stock and shall deliver all Underlying Shares issuable upon conversion thereof, in each case in accordance with the terms and conditions set forth in the Transaction Documents.

4.5              Securities Laws Disclosure; Publicity. Within four (4) Business Days of the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of the Certificate of Designations, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchaser promptly after filing. The Company shall, at least one (1) Trading Day prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchaser for its review. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market (other than the Registration Statement, the 8-K Filing and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act and any application to list additional shares filed with the Trading Market), without the prior written consent of the Purchaser, except to the extent such disclosure is required by law, Trading Market regulations or the Commission, in which case the Company shall provide the Purchaser with prior notice of such disclosure. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Purchaser shall have the right to require the Company to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information. The Purchaser shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Each press release disseminated by the Company during the twelve (12) months prior to the Closing Date did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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4.6              Use of Proceeds. The Company may use the proceeds from the sale of the Securities hereunder to repurchase or pay amounts due under the Convertible Notes currently outstanding, for working capital purposes and/or for general corporate purposes.

4.7              Covenants.

(a)                  For so long as the Preferred Shares remain outstanding, the Company shall:

(i)            (A) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (B) continue to conduct its business substantially as now conducted or as otherwise currently contemplated and permitted under this Agreement; and (C) at all times maintain, preserve and protect in all material respects all of its assets and properties used or useful in the conduct of its business;

(ii)          keep adequate books and records with respect to its business activities in which proper entries, reflecting all bona fide financial transactions, are made in accordance with GAAP;

(iii)         comply in all material respects with (i) the applicable laws and regulations wherever its business is conducted, (ii) the provisions of (A) the Company Certificate and Company Bylaws and (B) the Certificate of Designations, and (iii) all Material Contracts;

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(iv)         promptly notify the Purchaser in writing of the occurrence of any Breach Event;

(v)          give notice to Purchaser in writing within three (3) Business Days of becoming aware of any litigation or Proceedings threatened in writing against the Company or any of its Subsidiaries or any pending litigation and Proceedings affecting the Company or any of its Subsidiaries or to which any of them is or becomes a party involving a claim against any of them that could reasonably be expected to result in a Material Adverse Effect, stating the nature and status of such litigation or Proceedings; and

(vi)         (a) as soon as practicable, but in any event no later than the time prescribed by the Commission (and, if not subject to the periodic reporting requirements of the Exchange Act, no later than the ninetieth (90th) day after the end of each fiscal year of the Company), deliver to Purchaser a balance sheet as of the end of such fiscal year and an income statement and statement of cash flow for such fiscal year, audited and certified by the Company’s nationally recognized independent public accountants; and (b) as soon as practicable, but in any event no later than the time prescribed by the Commission (and, if not subject to the periodic reporting requirements of the Exchange Act, no later than the forty-fifth (45th) day after the end of each fiscal quarter of the Company), deliver to Purchaser an unaudited balance sheet, income statement and statement of cash flows for such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP); provided that the filing of any report with the SEC containing the foregoing information shall satisfy the delivery requirements set forth herein.

(b)                  For so long as the Preferred Shares remain outstanding, the Company shall not, directly or indirectly, and including in each case with respect to any Significant Subsidiary (as applicable), without the affirmative vote of the holders owning a majority of the outstanding shares of Preferred Stock:

(i)            by operation of law or otherwise, (A) amend or restate (x) the Company Certificate (excluding the Certificate of Designations) or Company Bylaws in a manner that adversely affects the voting powers, preferences, rights or privileges of the Preferred Stock or (y) the Certificate of Designations in any manner, (B) convert the Company into any other organizational form, (C) liquidate, dissolve or wind up the Company or any Significant Subsidiary or (D) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire or be acquired by, or sell all or substantially all of the assets or capital stock to, any Person or any operating division of any Person;

(ii)          (A) effect or consummate any Prohibited Issuance, (B) issue any additional shares of Preferred Stock, (C) reclassify any capital stock, or (D) directly or indirectly, redeem, purchase or otherwise acquire any capital stock or set aside any monies for such a redemption, purchase or other acquisition of its capital stock; provided that the Company may directly or indirectly, redeem, purchase or otherwise acquire Securities if specifically permitted pursuant to the Certificate of Designations and in all events in accordance with the terms of the Certificate of Designations;

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(iii)         set aside, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares or other interests in the Company, other than distributions (A) or dividend payments in respect of the Preferred Shares in accordance with the terms of the Certificate of Designations, (B) to directly or indirectly redeem, purchase or otherwise acquire Securities if specifically permitted pursuant to the Certificate of Designations and in all events in accordance with the terms of the Certificate of Designations, and (C) of Common Stock as a dividend on the Common Stock, to the extent specifically permitted by the Certificate of Designations, distributed pro rata to the holders thereof;

(iv)         create, incur, assume or suffer to exist any Indebtedness of any kind, other than certain existing Indebtedness of the Company as set forth on Schedule 4.8 of this Agreement and any replacement financing thereto, provided that any such replacement financing be on substantially similar terms as the existing Indebtedness; or

(v)          enter into any agreement to do any of the foregoing or cause or permit any Subsidiary of the Company directly or indirectly to take any actions described in clauses (i) through (iv) above;

provided, that nothing set forth herein shall prohibit the Company from repurchasing any of the Convertible Notes.

4.8              No Impairment. At all times after the date hereof, the Company will not take or permit any action, or cause or permit any Subsidiary to take or permit any action that impairs or adversely affects the rights of the Purchaser under any Transaction Document.

4.9              Indemnification. If the Purchaser or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of the Purchaser or any of its Affiliates (a “Related Person”) becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless the Purchaser or Related Person for its reasonable legal and other expenses (including the reasonable costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from the Purchaser’s or Related Person’s gross negligence or willful misconduct. In addition, the Company shall indemnify and hold harmless the Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any misrepresentation or breach by the Company or any Subsidiary of any of the representations, warranties or covenants made by the Company or any Subsidiary in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach or misrepresentation. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 6.5 below. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company or any Subsidiary may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchaser and any such Related Persons. If the Company or any Subsidiary breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchaser on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchaser on demand for all costs of enforcing the indemnification obligations in this paragraph.

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4.10          Shareholders Rights Plan. No claim will be made or enforced by the Company or any other Person that the Purchaser is an “Acquiring Person” or any similar term under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.11          Access. In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement, the Company shall, and shall cause each of the Subsidiaries, to give Purchaser and its representatives, at the request of Purchaser, access during reasonable business hours to (a) all properties, assets, books, contracts, commitments, reports and records relating to the Company and the Subsidiaries, and (b) the management, accountants, lenders, customers and suppliers of the Company and the Subsidiaries; provided, however, that the Company shall not be required to provide Purchaser access to any information or Persons if the Company reasonably determines that access to such information or Persons (x) would adversely affect the attorney-client privilege between the Company and its counsel and cannot be provided to Purchaser in a manner that would avoid the adverse effect on the attorney-client privilege between the Company and its counsel, (y) would result in the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information and cannot be provided to Purchaser in a manner that would avoid the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information, or (z) would violate the requirements of any Governmental Authority, applicable law or regulation with respect to the confidentiality of information or security clearances and cannot be provided to Purchaser in a manner that would not violate any such requirements, law or regulation; provided further that the Company shall be required to provide Purchaser with access to the information contemplated in clause (y) if Purchaser signs a customary confidentiality agreement with the Company with respect to such information.

4.12          Amendments to Transaction Documents. Without the prior written consent of Purchaser, the Company shall not, and shall not permit any of its Subsidiaries to, enter into or become or remain subject to any agreement or instrument, except for the Transaction Documents, that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Transaction Documents.

4.13          Further Assurances. The parties to this Agreement agree to make, execute and deliver all such additional and further acts, things, deeds and instruments, as Purchaser may reasonably require with respect to the Company, and the Company may reasonably require with respect to the Purchaser, to document and consummate the transactions contemplated hereby in a manner consistent herewith and to vest completely in and insure the Purchaser or the Company their respective rights under this Agreement and the other Transaction Documents.

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4.14          Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Section 5 of this Agreement.

4.15          Stockholder Approval.

(a)      To the extent required by the rules and regulations of the Principal Market applicable to the Company, the Company shall use its commercially reasonable best efforts to obtain the approval of its stockholders to issue any Underlying Shares and to otherwise perform its respective obligations under the Transactions Documents, including approving (i) the issuance of in excess of 19.99% of the shares of Common Stock outstanding on the date of this Agreement at a price, determined in accordance with the rules and regulations of the Principal Market, that may be less than the greater of book or market value and (ii) any potential change of control of the Company which may occur as a result of the transactions contemplated by the Transaction Documents (the “Stockholder Approval”).

(b)      In furtherance of the obligations of the Company under Section 4.15(a), and only to the extent required by the rules and regulations of the Principal Market applicable to the Company, (i) the Board of Directors of the Company shall adopt proper resolutions authorizing the actions set forth in Section 4.15(a) above, (ii) the Board of Directors of the Company shall recommend and the Company shall otherwise use its commercially reasonable best efforts to promptly and duly obtain Stockholder Approval, including, without limitation, by filing any required proxy materials with the Principal Market and the Commission, by delivering proxy materials to its stockholders in furtherance thereof as soon as practicable thereafter, by soliciting proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and having all management-appointed proxy-holders vote their proxies in favor of such proposals to carry out such resolutions and (iii) within three Business Days of obtaining such Stockholder Approval, take all actions necessary to effectuate the actions set forth in Section 4.15(a) above. If the Company does not obtain Stockholder Approval at the first meeting (the “First Meeting”), the Company shall in addition to satisfying clauses (i), (ii) and (iii) as contemplated above, call a special meeting of its stockholders as soon as reasonably practicable but in no event later than ninety (90) days following the First Meeting to seek Stockholder Approval until the date Stockholder Approval is obtained.

ARTICLE V.
CONDITIONS

5.1              Conditions Precedent to the Obligations of the Purchaser. The obligation of the Purchaser to acquire the Preferred Shares at the Closing is subject to the satisfaction or waiver by the Purchaser, at or before the Closing, of each of the following conditions:

(a)                  Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except to the extent such representations and warranties are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects);

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(b)                  Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)                  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)                 Adverse Changes. On and as of the Closing Date, there shall not exist any Material Adverse Effect with respect to the Company;

(e)                  No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company), and the Common Stock shall be listed for trading on an Eligible Market;

(f)                   Secretary of State Certificates. The Purchaser shall have received Certificates, as of a recent date, of the Secretary of State of Delaware and each other jurisdiction where a Subsidiary is organized showing the Company and each Subsidiary, as applicable, to be validly existing in their respective jurisdictions of organization and in good standing;

(g)                  Required Approvals. All Required Approvals shall have been obtained reasonably satisfactory in form and substance to the Purchaser.

(h)                  Other Documents. All other Transaction Documents, opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Purchaser. The Purchaser shall have received copies of all other documents, opinions, certificates and instruments required to be delivered at the Closing pursuant to Section 2.3(a) hereof and all other documents, opinions, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement and the other Transaction Documents in form and substance satisfactory to the Purchaser.

5.2              Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Preferred Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)                  Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects (except to the extent such representations and warranties are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects);

(b)                  Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing; and

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(c)                  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE VI.
REGISTRATION RIGHTS

6.1              Piggyback Registration Requirements. The Company shall use its commercially reasonable efforts to effect the piggyback registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder in accordance with the following:

(a)                  If at any time after the Closing Date the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration (A) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (B) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (C) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of securities of the Company, the Company shall give prompt written notice (in any event no later than 30 days prior to the filing of such registration statement) to the Holder of the Registrable Securities of its intention to effect such a registration and, shall include in such Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion from the Holders of Registrable Securities within 20 days after the Company’s notice has been given to each such Holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration Statement at any time in its sole discretion. Each Holder of Registrable Securities shall furnish to the Company or the underwriter(s) (if any) in respect of the offering pursuant to the subject Registration Statement, as applicable, such information regarding the Holder and the distribution proposed by it as the Company may reasonably request in connection with any registration or offering referred to in this Section. Each Holder of Registrable Securities shall cooperate as reasonably requested by the Company in connection with the preparation of the Registration Statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such Registration Statement, shall provide to the Company, in writing, for use in the Registration Statement, all such information regarding the Holder of Registrable Securities of and its plan of distribution of shares of Common Stock included in such Registration Statement as may be reasonably necessary to enable the Company to prepare such Registration Statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith. Notwithstanding anything to the contrary in this Section, if a piggyback registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Holders of Registrable Securities (if any Holders of Registrable Securities have elected to include Registrable Securities in such piggyback registration) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock that the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included therein by Holders of Registrable Securities, allocated pro rata among all such Holders on the basis of the number of Registrable Securities owned by each such Holder or in such manner as they may otherwise agree; and (iii) third, the shares of Common Stock requested to be included therein by Holders of Common Stock other than Holders of Registrable Securities, allocated among such Holders in such manner as they may agree.

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(b)                  The Company’s commercially reasonable efforts to effect the piggyback registration of the Registrable Securities shall include, without limitation, the following:

(i)            Cause such Registration Statement and other filings to be declared effective as soon as commercially reasonably possible.

(ii)          Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

(iii)         Furnish to each Holder that has Registrable Securities included in the Registration Statement such numbers of copies of a current prospectus conforming with the requirements of the Securities Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

(iv)         Register and qualify the securities covered by such Registration Statement under the securities or “Blue Sky” laws of all domestic jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v)          Notify promptly each Holder that has Registrable Securities included in the Registration Statement of the happening of any event (but not the substance or details of any such event) of which the Company has knowledge as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (each an “Event”), and use its best efforts to promptly update and/or correct such prospectus. Each Holder will hold in confidence and will not make any disclosure of any such Event and any related information disclosed by the Company.

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(vi)         Notify each Holder of the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the threat or initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(vii)        List the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the Nasdaq Stock Market or any other exchange or market where the shares of Common Stock are traded.

(viii)      Take all steps reasonably necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Securities Act.

(c)                  Notwithstanding the obligations under this Section 6 or any other provision of this Agreement, if (i) in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement due to the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a material adverse effect upon the Company and its stockholders, or (ii) in the good faith judgment of the Company, it would adversely affect or require premature disclosure of the filing of a Company-initiated registration of any class of its equity securities, then the Company will have the right to suspend the use of the Registration Statement for a period of not more than 90 consecutive calendar days, but only if the Company reasonably concludes, after consultation with outside legal counsel, that the failure to suspend the use of the Registration Statement as such would create a risk of a material liability or violation under applicable securities laws or regulations.

(d)                 During the registration period, the Company will make available, upon reasonable advance notice during normal business hours, for inspection by any Holder whose Registrable Securities are being sold pursuant to a Registration Statement, all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as reasonably necessary to enable each such Holder to exercise its due diligence responsibility in connection with or related to the contemplated offering. The Company will cause its officers, directors and employees to supply all information that any Holder may reasonably request for purposes of performing such due diligence.

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(e)                  Each Holder will hold in confidence, use only in connection with the contemplated offering and not make any disclosure of all Records and other information that the Company determines in good faith to be confidential, and of which determination the Holders are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant Holder), (iv) the Records or other information was developed independently by the Holder without breach of this Agreement, (v) the information was known to the Holder before receipt of such information from the Company, or (vi) the information was disclosed to the Holder by a third party not under an obligation of confidentiality. However, a Holder may make disclosure of such Records and other information to any attorney, adviser, or other third party retained by it that needs to know the information as determined in good faith by the Holder (the “Holder Representative”), if the Holder advises the Holder Representative of the confidentiality provisions of this Section 6.1(e), but the Holder will be liable for any act or omission of any of its Holder Representatives relative to such information as if the act or omission was that of the Holder. The Company is not required to disclose any confidential information in the Records to any Holder unless and until such Holder has entered into a confidentiality agreement (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially to the effect of this Section 6.1(e). Unless legally prohibited from so doing, each Holder will, upon learning that disclosure of Records containing confidential information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein will be deemed to limit the Holder’s ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

6.2              Registration Expenses. All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

6.3              Registration on Form S-3. The Company shall use its reasonable best efforts to meet the “registrant eligibility” requirements for a secondary offering set forth in the general instructions to Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act, provided that if such other form is used, the Company shall convert such other form to a Form S-3 as soon as the Company becomes so eligible.

6.4              Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall keep such registration effective until the date on which all the Holders have completed the sales or distribution described in the Registration Statement relating thereto or, if earlier until such Registrable Securities may be sold by the Holders under Rule 144 (provided that the Company’s transfer agent has accepted an instruction from the Company to such effect).

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6.5              Indemnification.

(a)                  Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls each Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding a Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to a Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto.

(b)                  Indemnification by the Purchaser. Each Holder shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is based solely upon information regarding the Holder furnished in writing to the Company by the Holder expressly for use in such Registration Statement or Prospectus, or to the extent that such information relates to the Holder or the Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the net proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c)                  Conduct of Indemnification Proceedings.

(i)            If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(ii)          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(iii)         All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

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6.6              Contribution.

(a)                  If a claim for indemnification under Section 6.5 is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(b)                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.6(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.6(b), the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(c)                  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

ARTICLE VII.
MISCELLANEOUS

7.1              Fees and Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

7.2              Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto and the respective nondisclosure agreements between the Company and the Purchaser, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchaser such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

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7.3              Notices. Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement or any other Transaction Document shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email or facsimile at the email address or facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

If to the Company:

ModusLink Global Solutions, Inc.
1601 Trapelo Road
Suite 170
Waltham, MA 02451
Attn.: Louis J. Belandi

With a copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, New York 10017
Attn.: Martin W. Enright, Esq.
Email: menright@littmankrooks.com
Fax: 212-490-2990

If to Purchaser:

SPH Group Holdings LLC
590 Madison Avenue
New York, NY 10022
Attn: Jack L. Howard

With a copy to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attn.: Steve Wolosky and Adam Finerman
Email: swolosky@olshanlaw.com and afinerman@olshanlaw.com
Fax: 212-451-2222

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two (2) Trading Days’ prior notice to the other party in accordance with this Section 7.3.

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7.4              Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by Purchaser and the Company. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Purchasers under Article VI and that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers holding at least a majority of the Registrable Securities to which such waiver or consent relates. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered on identical terms to all of the parties to the Transaction Documents that are holders of Preferred Shares.

7.5              Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.6              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder, without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof and of the applicable Transaction Documents that apply to the “Purchaser.” Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

7.7              No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.9 and each Indemnified Party is an intended third party beneficiary of Section 6.5 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

7.8              Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (except for matters governed by corporate law in the State of Delaware), without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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7.9              Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

7.10          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

7.11          Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.12          Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.13          Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

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7.14          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree that, in any action for specific performance of any such obligation, it shall not assert or shall waive the defense that a remedy at law would be adequate.

7.15          Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser hereunder or under any other Transaction Document or the Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.16          Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

7.17          Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

7.18          Legal Counsel. The Purchaser has engaged Olshan as its legal counsel in connection with the preparation of this Agreement. Olshan has previously represented and/or concurrently represents the interests of the Purchaser, the Company, and/or parties related thereto in connection with matters other than the preparation of this Agreement and may represent such Persons in the future. The Company: (i) approves of Olshan’s representation of the Purchaser in the preparation of this Agreement; and (ii) acknowledges that Olshan has not been engaged by the Company, the Board or the Special Committee to protect or represent the interests of the Company in connection with the preparation of this Agreement, and that actual or potential conflicts of interest may exist among the Purchaser and the Company in connection with the preparation of this Agreement. In addition, the Company: (iii) acknowledges the possibility of a future conflict or dispute among the Company and the Purchaser; and (iv) acknowledges the possibility that, under the laws and ethical rules governing the conduct of attorneys, Olshan may be precluded from representing the Purchaser and/or the Company in connection with any such conflict or dispute. Nothing in this Section 7.18 shall preclude the Purchaser from selecting different legal counsel to represent it at any time in the future and the Company shall be deemed by virtue of this Section 7.18 to have waived its right to object to any conflict of interest relating to matters other than this Agreement or the transactions contemplated herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MODUSLINK GLOBAL SOLUTIONS, INC.

By:	/s/ Louis J. Belardi
	Name:	Louis J. Belardi
	Title:	Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE OF THE PURCHASER FOLLOWS]

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PURCHASER:
SPH GROUP HOLDINGS LLC

By:	Steel Partners Holdings GP Inc. Manager

By:	/s/ Jack L. Howard
	Name:	Jack L. Howard
	Title:	President

Schedule A

Name of Purchaser	Number of Preferred Shares	Aggregate Purchase Price
SPH Group Holdings LLC	35,000	$35,000,000

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EXHIBIT A

Form of Certificate of Designations

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